UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

Mesa Air Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

(Address of principal executive offices including zip code)

(602) 685-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On September 11, 2018, Mesa Air Group, Inc. (the “Company”) closed the sale of 1,344,500 shares (the “Option Shares”) of its common stock, no par value per share (“Common Stock”), in connection with the partial exercise of the overallotment option granted to the underwriters in its previously announced initial public offering of 9,630,000 shares of Common Stock (the “Firm Shares”). Of the 1,344,500 Option Shares sold, 723,985 were purchased directly from the Company and the remaining 620,515 shares were purchased directly from the selling shareholders. The Firm Shares and Option Shares were sold to the public for a price of $12.00 per share. The Firm Shares and the Option Shares were sold pursuant to an Underwriting Agreement, dated August 9, 2018, by and among the Company, the selling shareholders listed in Schedule II to the Underwriting Agreement, Raymond James & Associates, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

The sale of the Firm Shares and Option Shares raised gross proceeds of approximately $124,247,820. The Company did not receive any proceeds from the sale of the Option Shares by the selling shareholders.

A copy of the press release issued by the Company announcing the partial exercise of the underwriters’ overallotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release Announcing Exercise of Underwriters’ Overallotment Option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: September 13, 2018	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President & General Counsel